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                                                                    EXHIBIT 10.6

                     SCHWEITZER-MAUDUIT INTERNATIONAL, INC.
                            EQUITY PARTICIPATION PLAN
                              AMENDED AND RESTATED
                              AS OF APRIL 26, 2001

1.       PURPOSE

         This amended and restated Equity Participation Plan (the "Plan") of Schweitzer-Mauduit International, Inc. (the "Corporation") is intended to encourage those employees who materially contribute to the success of the Corporation or of an Affiliate, to acquire an ownership interest in the Corporation, thereby increasing their motivation for and interest in the Corporation's or Affiliate's long-term success.

2.       EFFECTIVE DATE

         The Plan is effective as of the date of its adoption by the Board, subject to approval by the stockholders of the Corporation at the Corporation's 2001 Annual Meeting of stockholders.

3.       DEFINITIONS

         "Affiliate" means any company in which the Corporation owns 20% or more of the equity interest (collectively, the "Affiliates").

         "Board" means the Board of Directors of the Corporation.

         "Change of Control" shall mean the date as of which:(a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires actual or beneficial ownership of shares of the Company having 15% or more of the total number of votes that may be cast for the election of Directors of the Company; or (b) as the result of any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as amended from time to time.

         "Committee" means the Compensation Committee of the Board, provided that if the requisite number of members of the Compensation Committee are not Disinterested Persons, the Plan shall be administered by a committee, all of whom are Disinterested Persons, appointed by the Board and consisting of two or more directors with full


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authority to act in the matter. The term "Committee" shall mean the Compensation
Committee or the committee appointed by the Board, as the case may be.

         "Common Stock" means the common stock, par value $0.10 per share, of the Corporation and shall include both treasury shares and authorized but unissued shares and shall also include any security of the Corporation issued in substitution, in exchange for, or in lieu of the common stock.

         "Disinterested Person" means a person who is so defined for purposes of rule 16b-3 under the Exchange Act, or any successor provision, and who is also defined as an "outside director" for purposes of section 162(m) of the Code or any successor section.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended from time to time.

         "Fair Market Value" means the mean between the high and low sales prices of the Common Stock, on the relevant date as reported on the composite list used by the Wall Street Journal for reporting stock prices, or if no such trading in the common stock shall have taken place on that day, on the last preceding day on which there was such trading in the common stock.

         "Incentive Stock Option" means an Option which is so defined for purposes of section 422 of the Code or any successor section.

         "Insider" has the meaning set forth in subsection 12(g) of this Plan.

         "Nonqualified Stock Option" means any Option which is not an Incentive Stock Option.

         "Option" means a right to purchase a specified number of shares of Common Stock at a fixed option price equal to no less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted pursuant to an Option Agreement.

         "Option Agreement" means a written agreement entered into between the Corporation and a Participant setting forth the terms and conditions applicable to the Option granted to the Participant.

         "Option Price" has the meaning set forth in subsection 6(b) of this Plan.

         "Participant" means an officer or employee who the Committee selects to participate in and receive Options under this Plan (collectively, the "Participants").

         "Retirement" and "Retire" means the termination of employment on or after the date the Participant is entitled to receive immediate payments under a qualified retirement plan of the Corporation or an Affiliate; provided, however, if the Participant is not


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eligible to participate under a qualified retirement plan of the Corporation or its Affiliates then such Participant shall be deemed to have retired if his termination of employment is on or after the date such Participant has attained age 55.

         "SAR" has the meaning set forth in subsection 6(k) of this Plan.

         "Securities Act" means the Securities Exchange Act of 1933, as amended.

         "Total and Permanent Disability" means a condition arising out of injury or disease which the Committee determines is permanent and prevents a Participant from engaging in any occupation with his Employer commensurate with his education, training and experience, excluding (i) any condition incurred in military service (other than temporary absence on military leave) if the Participant's service is not resumed at the end of his military service, (ii) any condition incurred as a result of or incidental to a felonious act perpetrated by the Participant, and (iii) any condition resulting from excessive use of drugs or narcotics or from willful self-inflicted injury; provided the Committee shall make a determination of Total and Permanent Disability for any Participant hereunder.

4.       ADMINISTRATION

         The Plan and all Options granted pursuant thereto shall be administered by the Committee. The Committee, in its absolute discretion, shall have the power to interpret and construe the Plan and any Option Agreements; provided, however, that no action or determination may be made in a manner that would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section. Any interpretation or construction of any provisions of this Plan or the Option Agreements by the Committee shall be final and conclusive upon all persons. No member of the Board or the Committee shall be liable for any action or determination made in good faith.

         Within 60 days following the close of each calendar year that the Plan is in operation, the Committee shall make a report to the Board specifying the employees who received Options under the Plan during the prior year, the number of Options to the individual employees, and the status of prior Options.

         The Committee shall have the power to promulgate rules and other guidelines in connection with the performance of its obligations, powers and duties under the Plan, including its duty to administer and construe the Plan and Option Agreements.

         The Committee may authorize persons other than its members to carry out its policies and directives to the limitations and guidelines set by the Committee, except that: (a) the authority to grant Options, the selection of employees for participation and decisions concerning the timing, pricing and amount of an Option shall not be delegated


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by the Committee; (b) the authority to administer Options with respect to persons who are subject to section 16 of the Exchange Act shall not be delegated by the Committee; (c) any delegation shall satisfy all applicable requirements of rule 16b-3 of the Exchange Act, or any successor provision; and (d) no such delegation shall result in the disallowance of a deduction to the Corporation under section 162(m) or any successor section. Any person to whom such authority is granted shall continue to be eligible to receive Options under the Plan.

5.       ELIGIBILITY

         The Committee shall from time to time select the Plan Participants from those employees whom the Committee determines either to be in a position to contribute materially to the success of the Corporation or Affiliate or to have in the past so contributed. Only employees (including officers and directors who are employees) of the Corporation and its Affiliates are eligible to participate in the Plan. No incentive Stock Option may be granted to an employee of an Affiliate unless such Affiliate is a corporation which the Corporation owns at least 50% of the equity interest.

6.       OPTION TERMS

         The Committee shall determine and designate from time to time those Participants to whom Options are to be granted and the number of shares of Common Stock to be optioned to each. Such Options may be in the form of Incentive Stock Options or in the form of Nonqualified Stock Options. After granting an Option to a Participant, the Committee shall cause to be delivered to the Participant an Option Agreement evidencing the granting of the Option. The Option Agreement shall be in such form as the Committee shall from time to time approve. The terms and conditions of all Options granted under the Plan need not be the same, but all Options must meet the applicable terms and conditions specified in subsections 6(a) through 6(h).

         (a) Period of Option. The period of each Option shall be no more than 10 years from the date it is granted.

         (b) Option Price. The Option price shall be determined by the Committee, but shall not in any instance be less than the Fair Market Value of the Common Stock at the time that the Option is granted (the "Option Price").

         (c) Vesting. The Option shall not be exercisable until at least one year has expired after the granting of the Option, during which time the Participant shall have been in the continuous employ of the Corporation or an Affiliate. At any time during the period of the Option after the end of the first year, the Participant may purchase up to 30 percent of the shares covered by the Option; after the end of the second year, an additional 30 percent; and after the end of the third year, the remaining 40 percent of the total number of shares covered by the Option. Notwithstanding the foregoing, in the


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event of a Change of Control the remaining portion of the Option shall become immediately vested and exercisable in full.

         (d) Exercise upon Termination. If the Participant's employment with the Corporation or an Affiliate is terminated for any reason other than death, Retirement or Total and Permanent Disability, the Option shall be exercisable only for three months following such termination (or the expiration of the option term, if earlier) and only for the number of shares of Common Stock which were exercisable on the date of such termination. A termination of employment with the Corporation or an Affiliate to accept immediate reemployment with the Corporation or an Affiliate shall not be deemed to be a termination of employment for purposes of the Plan.

         (e) Exercise after Death, Retirement and Disability. If a Participant dies or becomes Totally and Permanently Disabled, without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 6(c), within a period not to exceed (i) three years from the date of any such death or Total and Permanent Disability or
(ii) the remaining period of the Option, whichever is earlier. Upon a Participant's death, the Option may be exercised by the person or persons to whom such Participant's rights under the Option shall pass by will or by applicable law or, if no such person has such rights, by his executor or administrator. If a Participant Retires without having exercised the Option in full, the remaining portion of such Option may be exercised, without regard to the limitations in subsection 6(c), within a period not to exceed (i) five years or such longer period established by the Committee on the date the Option is granted) from the date of such event or (ii) the remaining period of the Option, whichever is earlier.

         (f) Non-transferability. During the Participant's lifetime, Options shall be exercisable only by such Participant. Options shall not be transferable other than by will or the laws of descent and distribution upon the Participant's death. Notwithstanding anything in this subsection 6(f) to the contrary, at the same time as Nonqualified Stock Options are granted the Committee may also grant to designated Participants the right to transfer such Options, to the extent allowed under rule 16b-3 of the Exchange Act, subject to terms and conditions of the Committee Rules on the date of grant.

         (g) Exercise; Notice Thereof. Options shall be exercised by delivering to the Corporation, at the office of the Treasurer, written notice of the number of shares with respect to which Option rights are being exercised and by paying in full the Option Price of the shares at the time being acquired. Payment may be made in cash, a check payable to the Corporation or in shares of Common Stock transferable to the Corporation and having a Fair Market Value on the transfer date equal to the amount payable to the Corporation. The date of exercise shall be deemed to be the date the Corporation receives the written notice and payment for the shares being purchased. A Participant shall have none of the rights of a stockholder with respect to shares covered by such Option until the Participant becomes the record holder of such shares; provided, however


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that the Participant shall be deemed to be the record holder of shares as of the date an Option is exercised with respect to such shares.

         (h) Purchase for Investment. It is contemplated that the Corporation will register shares sold to Participants pursuant to the Plan under the Securities Act. In the absence of an effective registration, however, a Participant exercising an Option hereunder may be required to give a representation that he/she is acquiring such shares as an investment and not with a view to distribution thereof.

         (i) Limitations on Incentive Stock Option Grants.

                  (i) An Incentive Stock Option shall be granted only to an individual who, at the time the Option is granted, does not own stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Corporation or Affiliates.

                  (ii) The aggregate Fair Market Value of all shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. The aggregate Fair Market Value of such shares shall be determined at the time the Option is granted.

         (j) Options for Nonresident Aliens. In the case of any Option awarded to a Participant who is not a resident of the United States or who is employed by an Affiliate other than an Affiliate that is incorporated, or whose place of business is, in a State of the United States, the Committee may (i) waive or alter the conditions set forth in subsections 6(a) through 6(h) to the extent that such action is necessary to conform such Option to applicable foreign law, or (ii) take any action, either before or after the award of such Option, which it deems advisable to obtain approval of such Option by an appropriate governmental entity; provided, however, that no action may be taken hereunder if such action would (1) materially increase any benefits accruing to any Participants under the Plan, (2) materially increase the number of securities which may be issued under the Plan, (3) modify the requirements for eligibility to participate in the Plan, (4) result in a failure to comply with applicable provisions of the Securities Act, the Exchange Act or the Code or (5) result in the disallowance of a deduction to the Corporation under section 162(m) of the code or any successor section.

         (k) Election to Receive Cash Rather than Stock.

                  (i) At the same time as Nonqualified Stock Options are granted the Committee may also grant to designated Participants the right to convert a specified number of shares of Common Stock covered by such Nonqualified Stock Options to cash, subject to terms and conditions of this subsection 6(k). For each such Option so converted, the Participant shall be entitled to receive cash equal to the difference between the Participant's Option Price and the Fair Market Value of the Common Stock on the date of conversion. Such a right shall be referred to


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         herein as a Stock Appreciation Right ("SAR"). Participants to whom an
         SAR has been granted shall be notified of such grant and of the Options to which such SAR pertains. An SAR may be revoked by the Committee, in its sole discretion, at any time, provided, however, that no such revocation may be taken hereunder if such action would result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

                  (ii) A person who has been granted an SAR and who is an insider for purposes of section 16 of the Exchange Act may exercise such SAR during such periods as provided for in the rules promulgated under section 16 of the Exchange Act. The SAR shall expire when the period of the subject Option expires.

                  (iii) At the time a Participant pursuant to an SAR converts one or more shares of Common Stock covered by an Option to cash, such Participant must exercise one or more Nonqualified Stock Options, which were granted at the same time as the Option subject to such SAR, for an equal or greater number of shares of Common Stock. In the event that the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options is adjusted as provided in section 9 hereof, the above SARs shall automatically be adjusted in the same ratio which reflects the adjustment to the number of shares and the Option Price per share of all shares of Common Stock subject to outstanding Options.

7.       SHARES SUBJECT TO THE PLAN

         The number of shares of Common Stock available with respect to Options granted under this Plan shall not exceed Two Million Two Hundred Thirty Five Thousand (2,235,000) shares in the aggregate, subject to the adjustment provision set forth in section 9 hereof. The shares of Common Stock subject to the Plan may consist in whole or in part of authorized but unissued shares or of treasury shares, as the Board may from time to time determine. Shares subject to Options which become ineligible for purchase will be available for grant under the Plan to the extent permitted by section 16 of the Exchange Act (or the rules and regulations promulgated thereunder) and to the extent determined to be appropriate by the Committee.

8.       INDIVIDUAL LIMITS

         The maximum number of shares of Common Stock covered by Options which may be granted to any Participant within any 2 consecutive calendar year period shall not exceed 400,000, in the aggregate. If an Option which had been granted to a Participant is canceled, the shares of Common Stock which had been subject to such canceled Option shall continue to be counted against the maximum number of shares for which Options may be granted to the Participant. In the event that the number of Options which may be granted is adjusted as provided in section 9 hereof, the above limits shall automatically be adjusted in the same ratio.


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9.       CHANGES IN CAPITALIZATION

         In the event there are any changes in the Common Stock or the capitalization of the Corporation through a corporate transaction, such as any merger, any acquisition through the issuance of capital stock of the Corporation, any consolidation, any separation of the Corporation (including a spin-off or other distribution of stock by the Corporation), any reorganization of the Corporation (whether or not such reorganization comes with the definition of such term in section 368 of the Code), or any partial or complete liquidation by the Corporation, recapitalization, stock dividend, stock split or other change in the corporate structure, appropriate adjustments and changes shall be made by the Committee, to the extent necessary to preserve the benefit to the Participants contemplated hereby, to reflect such changes in (a) the aggregate number of shares subject to the Plan, (b) the maximum number of shares for which Options may be granted to any Participant, (c) the number of shares and Option Price per share of all shares of Common Stock subject to outstanding options, and (d) such other provisions of the Plan as may be necessary and equitable to carry out the foregoing purposes; provided, however, that no such adjustment or change may be made to the extent that such adjustment or change will result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section.

10.      EFFECT ON OTHER PLANS

         All benefits under the Plan shall constitute special compensation and shall not affect the level of benefits provided to or received by any Participant (or the Participant's estate or beneficiaries) as part of any employee benefit plan of the Corporation or an Affiliate. The Plan shall not be construed to affect in any way a Participant's rights and obligations under any other plan maintained by the Corporation or an Affiliate on behalf of employees.

11.      TERM OF THE PLAN

         The Plan shall remain in effect until the tenth anniversary of the date of its original adoption by the Board on October 23, 1995, unless the Plan is terminated prior thereto by the Committee. No Option may be granted after the termination date of the Plan, but Options theretofore granted shall continue in force beyond that date pursuant to their terms.

12.      GENERAL PROVISIONS

                  (a) No Right of Continued Employment. Neither the establishment of the Plan nor the payment of any benefits hereunder nor any action of the Corporation, its Affiliates, the Board of Directors of the Corporation or its Affiliates, or the Committee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Corporation or its Affiliates, and the Corporation and its Affiliates expressly reserve the right to discharge any


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         Participant without liability to the Corporation, its Affiliates, the
         Board of Directors of the Corporation or its Affiliates, or the Committee, except as to any rights which may be expressly conferred upon a Participant under the Plan.

                  (b) Binding Effect. Any decision made or action taken by the Corporation, the Board or by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all persons.

                  (c) Inalienability of Benefits and Interest. Except as provided in subsection 6(e), no benefit payable or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

                  (d) Georgia Law to Govern. All questions pertaining to the construction, interpretation, regulation, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Georgia.

                  (e) Purchase of Common Stock. The Corporation and its Affiliates may purchase from time to time shares of Common Stock in such amounts as they may determine for purposes of the Plan. The Corporation and its Affiliates shall have no obligation to retain, and shall have the unlimited right to sell or otherwise deal with for their own account, any shares of Common Stock purchased pursuant to this paragraph.

                  (f) Use of Proceeds. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of Options shall be used for general corporate purposes.

                  (g) Withholding. The Committee shall require the withholding of all taxes as required by law. A Participant shall pay in cash any amount required to be withheld under federal, state or local law with respect to the exercise of an Option or may elect to have any portion of the federal, state or local income tax withholding required with respect to an exercise of a Nonqualified Stock Option satisfied by tendering to the Corporation shares of Common Stock, which, in the absence of such an election, would have been issued to such Participant in connection with such exercise. In the event that the value of the shares of Common Stock tendered to satisfy the withholding tax required with respect to an exercise exceeds the amount of such tax, the excess of such market value over the amount of such tax shall be returned to the Participant, to the extent possible, in whole shares of Common Stock, and the remainder in cash. The value of a share of Common Stock tendered pursuant to this subsection 12(g) shall be the Fair Market Value of the Common Stock on the date on which such shares are


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         tendered to the Corporation. An election pursuant to this subsection
         12(g) shall be made in writing and signed by the Participant. An election pursuant to this subsection 12(g) is irrevocable. A Participant who exercises an Option and who is required to report to the Securities and Exchange Commission under section 16(a) of the Exchange Act (an "Insider") may satisfy the income tax withholding due in respect of such exercise pursuant to this subsection 12(g) by withholding shares under the Option only if the Insider also satisfies an exemption under section 16(a) of the Exchange Act (or the rules or regulations promulgated thereunder) for such withholding.

                  (h) Amendments. The Committee may at any time amend, suspend, or discontinue the Plan or alter or amend any or all Options and Option Agreements under the Plan to the extent (1) permitted by law, (2) permitted by the rules of any stock exchange on which the Common Stock or any other security of the Corporation is listed, (3) permitted under applicable provisions of the Securities Act and the Exchange Act (including rule 16b-3) and (4) that such action would not result in the disallowance of a deduction to the Corporation under section 162(m) of the Code or any successor section (including the rules and regulations promulgated thereunder); provided, however, that if any of the foregoing requires the approval by stockholders of any such amendment, suspension or discontinuance, then the Committee may take such action subject to the approval of the stockholders. Except as provided in subsection 6(i) no such amendment, suspension, or termination of the Plan shall, without the consent of the Participant, adversely alter or change any of the rights or obligations under any Options or other rights previously granted the Participant under the Plan.


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